UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024

MILL CITY VENTURES III, LTD.
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 22, 2024, Mill City Ventures III, Ltd. (“Mill City”), Eastman Investments, Inc., a Nevada corporation (“Eastman”), and Lyle A. Berman, as trustee of the Lyle A. Berman Revocable Trust (the “Trust,” and referred to collectively with Eastman as the “Lenders”), terminated the Loan and Security Agreement that the parties had entered into on January 3, 2022 (the “Loan and Security Agreement”). Mill City determined to terminate the Loan and Security Agreement due to the fact that it does not anticipate requiring the liquidity provided under that agreement in the near future.

Mill City had earlier satisfied all of its payment obligations under the Loan and Security Agreement, and the termination was deemed effective as of January 1, 2024.

Lyle A. Berman, trustee of the Trust, is a director of Mill City.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: January 24, 2024	By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer

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